SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2003

IMAGEWARE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	001-15757	33-0224167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

10883 Thornmint Road San Diego, CA 92127
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 673-8600

Item 5. Other Events and Required FD Disclosure.

Recent Private Placements

On November 14, 2003, ImageWare Systems, Inc. (the “Company”) announced a private placement of securities consisting of separate private transactions pursuant to separate purchase agreements.  On November 24, 2003, the Company completed this private placement, which involved the sale of units consisting of one share of common stock and a warrant to purchase 0.20 shares of common stock.  Each unit was priced at $1.72.  The warrants have a five-year term and an exercise price of $2.58 per share. As a result of these transactions, the Company issued an aggregate of approximately 4,070,000 new shares of common stock and warrants to purchase up to approximately 814,000 shares of common stock.  In connection with these transactions, the Company also issued to certain placement agents warrants to purchase an additional approximately 407,000 shares of common stock.  The Company raised approximately $7 million from the private placement, approximately $4.5 million of which was used to retire the Company’s outstanding 12.5% convertible secured debt.

The forms of Securities Purchase Agreement and Warrant executed in connection with this private placement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.  The press release announcing the completion of this private placement is attached hereto as Exhibit 99.3 and incorporated herein by reference.

On January 29, 2004, the Company completed a separate private placement, which involved the sale of units consisting of one share of common stock and a warrant to purchase 0.20 shares of common stock.  Each unit was priced at $3.65.  The warrants, which are first exercisable six-months after the closing date, have a five-year term and an exercise price of $5.48 per share. As a result of this transaction, the Company issued an aggregate of approximately 1,818,000 new shares of common stock and warrants to purchase up to approximately 364,000 shares of common stock.  In connection with these transactions, the Company also issued to certain placement agents warrants to purchase an additional approximately 199,000 shares of common stock.  The Company raised approximately $6.6 million from the private placement, and expects to use the net proceeds for working capital.

The forms of Securities Purchase Agreement and Warrant executed in connection with this private placement are attached hereto as Exhibit 99.4 and Exhibit 99.5, respectively, and incorporated herein by reference.  The press release announcing the completion of this private placement is attached hereto as Exhibit 99.6 and incorporated herein by reference.

Registration of Shares

Pursuant to Registration Rights Agreements entered into in connection with the private placements described above, the Company agreed to prepare and file with the Securities and Exchange Commission registration statements covering the resale of the shares of common stock issued in the private placements, including the shares of common stock issuable upon exercise of the warrants issued in connection with the private placements.  The forms of Registration Rights Agreements entered into in connection with these private placements are attached hereto as Exhibit 99.7 and Exhibit 99.8, respectively, and incorporated herein by reference.

Shares Outstanding

As a result of the transactions described above, as of January 30, 2004, there were 11,765,816 shares of the Company’s common stock outstanding.  There were also 249,400 shares of the Company’s Series B Preferred Stock outstanding, which were convertible into 60,341 shares of common stock.  In addition, as of January 30, 2004, the Company had the following warrants outstanding: (i) warrants issued in connection with the Company’s initial public offering to purchase an aggregate of 1,981,050 shares of common stock at an exercise price per share of $12.00; and (ii) warrants to purchase 4,340,361 shares of common stock at various exercise prices ranging from $2.11 to $16.46, with a weighted average exercise price of $4.01 per share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Form of Securities Purchase Agreement dated November 14, 2003
99.2	Form of Warrant dated November 24, 2003
99.3	Press Release, dated December 1, 2003
99.4	Form of Securities Purchase Agreement dated January 29, 2004
99.5	Form of Warrant dated January 29, 2004
99.6	Press Release, dated February 2, 2004
99.7	Form of Registration Rights Agreement dated November 24, 2003
99.8	Form of Registration Rights Agreement dated January 29, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ImageWare Systems, Inc.

Dated: February 9, 2004	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Form of Securities Purchase Agreement dated November 14, 2003
99.2	Form of Warrant dated November 24, 2003
99.3	Press Release, dated December 1, 2003
99.4	Form of Securities Purchase Agreement dated January 29, 2004
99.5	Form of Warrant dated January 29, 2004
99.6	Press Release, dated February 2, 2004
99.7	Form of Registration Rights Agreement dated November 24, 2003
99.8	Form of Registration Rights Agreement dated January 29, 2004